UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

Origo Acquisition Corporation

 (Exact name of registrant as specified in its charter)

Cayman Islands	001-36757	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 634-4512

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2018, Origo Acquisition Corporation (the “Company”) entered into a Termination and Mutual Release Agreement by and among the Company, Hightimes Holding Corp. (“HTH”), HTHC Merger Sub, Inc. (“Merger Sub”) and Jose Aldeanueva, pursuant to which that certain Merger Agreement, dated July 24, 2017, as amended, by and among the Company, HTH, Merger Sub and Jose Aldeanueva, and all of the transactions contemplated thereunder, have been terminated, with each party affording the other mutual release of claims and agreements of non-disparagement.

Item 8.01	Other Events.

On August 10, 2018, the officers and directors of the Company notified the Company that they will cease making contributions to the Company’s trust account established in connection with the Company’s initial public offering (the “Trust Account”), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2018. Accordingly, there will be no contribution of $0.04 per public share for the calendar month commencing on August 12, 2018 or any subsequent period. Due to the Company’s inability to consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association, as amended (the “Memorandum and Articles of Association”), it intends to dissolve and liquidate in accordance with the Memorandum and Articles of Association and will redeem all of its outstanding ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $11.00.

As of the close of business on August 15, 2018, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the trustee of the Trust Account to take all necessary actions to immediately liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders of Public Shares may redeem their shares for their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares will be completed within ten (10) business days after August 15, 2018.

The Company’s initial shareholders have waived their redemption rights with respect to the outstanding ordinary shares issued prior to the Company’s initial public offering or in a private placement in connection with the closing of the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants and rights, which will expire worthless.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2018	ORIGO ACQUISITION CORPORATION

	By:	/s/ Edward J. Fred
Name: Edward J. Fred
Title: Chief Executive Officer